                                                                   EXHIBIT 10.22


                      EXCHANGE OPTION EXERCISE AGREEMENT


     This Exchange Option Exercise Agreement (this "Agreement") dated as of February 3, 1999, is by and between RoweCom Inc. ("RoweCom"), a Delaware corporation; and Working Ventures Canadian Fund Inc. ("WV"), a corporation organized under the laws of Canada.

     WV owns certain shares of the capital stock of Rowe Communications Ltd. ("RoweCan"), a corporation incorporated under the laws of the Province of Ontario, Canada. WV and RoweCom and certain others are parties to a Second Amended and Restated Stockholders' Agreement dated as of December 11, 1998 (such agreement, as it may be amended and/or restated with the consent of, among others, WV and the Company, and in effect from time to time, the "Stockholders' Agreement"), pursuant to which RoweCom granted to WV certain options to exchange its shares of RoweCan's capital stock for shares of RoweCom's capital stock. Capitalized terms used and not otherwise defined in this Agreement have the respective meanings ascribed to them in the Stockholders' Agreement.

     WV and RoweCom now desire that WV exercise these exchange options, effective as of the closing of a contemplated initial public offering of RoweCom's Common Shares; and accordingly, the parties hereby agree as follows:

     1. Exercise of Exchange Options. Subject to the provisions of the following proviso and of Section 6 hereof, WV hereby irrevocably agrees to and does exercise each of the Exchange Options, such exercise to be effective immediately prior to the closing (the "IPO Closing") of RoweCom's first underwritten public offering of shares of its Common Stock registered in an effective registration statement filed pursuant to the Securities Act of 1933, as amended, if the equity valuation of the Corporation immediately before such offering is at least $80 million, and the aggregate gross proceeds from the offering are at least $20,000,000 (for this purpose, equity valuation means the product of the initial per-share price at which Common Shares are offered to the public in the offering multiplied by the number of Common Shares that are outstanding, or that are issuable upon conversion of Preferred Shares that are outstanding, immediately before the offering); provided, that such exercise will not be effective unless the IPO Closing occurs before the termination of this Agreement in accordance with Section 6 hereof.
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     2.  Stockholders' Agreement.  The parties acknowledge and agree that the exercise of the Exchange Options hereunder will occur in accordance with all of the relevant provisions of the Stockholders' Agreement.

     3. Timing. All of the transactions contemplated hereby, including without limitation WV's exercise of the Exchange Options and the resulting exchange of shares of RoweCan's capital stock for shares of RoweCom's capital stock, will occur and for all purposes be deemed to occur immediately prior to the IPO Closing.

     4. Representations and Warranties.

     (a) Of WV.  WV hereby represents and warrants as follows:

        (i) The shares of RoweCan's capital stock that are to be transferred by WV to RoweCom hereunder are, and when transferred to RoweCom will be, free and clear of all liens, charges, mortgages, and encumbrances (other than restrictions on transfer arising by reason of the issuance and sale of such shares without registration under the Securities Act of 1933, as amended).

        (ii)  The representations and warranties of WV set forth in Section
     4.1 of the Stock Purchase Agreement dated as of May 4, 1998, by and among WV, the Company, and certain others, were true and correct when made and are true and correct on the date hereof as though made as of the date hereof.

     (b) Of RoweCom. RoweCom hereby represents and warrants that the shares of RoweCom's capital stock issuable to WV hereunder have been duly authorized, and when issued to WV in accordance with this Agreement, will be validly issued, fully paid, and non-assessable and free and clear of liens, charges, mortgages, and encumbrances (other than restrictions on transfer arising by reason of the issuance and sale of such shares without registration under the Securities Act of 1933, as amended).

     5. Miscellaneous. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns. Nothing in this Agreement is intended to or will confer and rights or remedies on any person other than the parties hereto and their respective
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heirs, successors, and permitted assigns. This Agreement is an agreement under seal governed by and to be interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without reference to principles of conflicts or choices of law.

     6. Termination. This Agreement will terminate and be of no further force or effect (and the Exchange Options will NOT be exercised hereby) if the IPO Closing does not occur by 5:00 p.m. (Boston time) on March 31, 1999.








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     Executed and delivered under seal as of the date first above written.


                                             ROWECOM INC.


                                             By /s/ Dr. Richard R. Rowe
                                               ----------------------------
                                               Name: Dr. Richard R. Rowe
                                               Title: President and CEO



                                             WORKING VENTURES CANADIAN
                                             FUND INC.


                                             By /s/ Scott Clark
                                               ----------------------------
                                               Name: Scott Clark
                                               Title: V.P. Investments



                      CONSENT OF ROWE COMMUNICATIONS LTD.


     Rowe Communications Ltd. hereby consents to the transactions contemplated by the foregoing agreement.

                                             ROWE COMMUNICATIONS LTD.


                                             By /s/ Dr. Richard R. Rowe
                                               ----------------------------
                                               Name: Dr. Richard R. Rowe
                                               Title: President and CEO